Exhibit 99.(c)

Project Stardust

Board Presentation

August 31, 2005

citigroup

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Stock Price Performance

DAILY DATA: JULY 1, 2004 THROUGH AUGUST 31, 2005

190%
170%
150%
130%
110%
90%
70%
50%
Price as a Percent of Base Period (%)
Jul-04
Aug-04
Oct-04
Nov-04
Jan-05
Mar-05
Apr-05
Jun-05
Aug-05
7-11 +59%
Mid-Cap Retailers +15%
7-11
Mid-Cap Retailers (1)

Source: FactSet

2

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Shareholder Base Distribution by Trading Volume

Volume (millions)
16.0
12.0
0.0
4.8
6.6
$20.00 - $24.00
$24.00 - $28.00
$28.00- $32.60
$32.60 - $36.00

Average Price - $23.98
Total Volume – 10.1mm

Volume (millions)
16.0
12.0
0.0
12.7
$20.00 - $24.00
$24.00 - $28.00
$28.00- $32.60
$32.60 - $36.00

Average Price - $27.58
Total Volume – 21.0mm

Volume (millions)
16.0
12.0
0.0
$20.00 - $24.00
$24.00 - $28.00
$28.00- $32.60
$32.60 - $36.00

Average Price - $31.54
Total Volume – 11.3mm

Source: Factset.

3

citigroup

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Changes in EPS and P/E Multiples

1-Year Forward EPS

$1.50
$1.00
$0.50
+27.8%
$0.90
$1.15
6/30/2004
Current

1-Year Forward P/E Multiple

30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
+24.2%
19.8x
24.6x
6/30/2004
Current

1-Year Forward P/E Multiple
(June 30, 2004)

30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
7-11 Premium = 14.6%
19.8x
17.3x
7-11
Mid-Cap Retailers

1-Year Forward P/E Multiple
(Current)

30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
7-11 Premium = 33.0%
24.6x
18.5x
7-11
Mid-Cap Retailers

Source: Factset.

4

citigroup

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Historical Market Premiums Paid

4-Week Prior Median Transaction Premiums
40.0%
30.0%
20.0%
10.0%
0.0%
27.1%
27.2%
30.6%
Minority Buyouts Only
All Other Going Private Transactions
Acquisitions by Unaffiliated Buyers

1-Day Prior Median Transaction Premiums
40.0%
30.0%
20.0%
10.0%
0.0%
26.0%
24.8%
24.5%
Minority Buyouts Only
All Other Going Private Transactions
Acquisitions by Unaffiliated Buyers

# Deals	13	55	358	13	55	358

Source: SDC as of August 4, 2005.

7

citigroup

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Valuation Assumptions

Valuation Methodology	7-11 Information	Valuation Benchmarks	Assumptions
Comparable Public Companies	2005E budget EBITDA: $631 million	◆ Other convenience store and mid-cap retailers	◆ FV / 2005E EBITDA: 7.0x – 9.0x
	50%-75% of Budgeted EBITDA Growth Rate: 2006E EPS $1.23 - $1.30	◆ Other convenience store and mid-cap retailers	◆ Price / 2006E EPS: 17.0x – 19.0x
Precedent Transactions	2005E budget EBITDA: $631 million	◆ Recent major retail precedents	◆ FV / 2005E EBITDA: 7.0x – 9.0x
Discounted Cash Flow	50%-75% of Budgeted EBITDA Growth Rate	◆ Terminal Value multiple and WACC assumptions based on other convenience store and mid-cap retailers	◆ Terminal EBITDA multiple of 7.0x – 9.0x ◆ WACC of 7.5% - 9.5%

10

citigroup

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Implied Valuation Summary

Market Price
$28.34(1)
52-Week Range
$18.90
$35.18
Comparable Companies-
EBITDA Methodology (2005E)
$25.72
$34.96
Comparable Companies-
P/E Methodology (2006E)
$20.87
$24.64
Precedent Transactions (2005E)
$25.72
$34.96
Discounted Cash Flow
$20.99
$36.17
$0.00
$5.00
$10.00
$15.00
$20.00
$25.00
$30.00
$35.00
$40.00
$45.00
$50.00
Implied 2005E EBITDA Multiple (2)
2.6x
3.6x
4.7x
5.8x
6.8x
7.9x
9.0x
10.1x
11.2x
12.3x

11

citigroup

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[GRAPHIC]

Project Stardust

Board Presentation

August 31, 2005

[LOGO]

Stock Price Performance

DAILY DATA: JULY 1, 2004 THROUGH AUGUST 31, 2005

[CHART]

Source: FactSet

(1) Mid-cap Retailers consists of ANF, TIF, URBN, AEOS, FL, ROST, FDO, MIK, CDWC, PETM, WSM, AAP, RSH, CC, WEN, DRI, EAT and OSI.

[LOGO]

Shareholder Base Distribution by Trading Volume

1/1/05 – 3/31/05	4/1/05 – 6/30/05	7/1/05 – Current

[CHART]	[CHART]	[CHART]

Average Price - $23.98	Average Price - $27.58	Average Price - $31.54
Total Volume – 10.1mm	Total Volume – 21.0mm	Total Volume – 11.3mm

Source:  Factset.

Changes in EPS and P/E Multiples

Based on Wall Street Expectations on June 30, 2004 vs. Today

1-Year Forward EPS	1-Year Forward P/E Multiple

[CHART]	[CHART]

1-Year Forward P/E Multiple	1-Year Forward P/E Multiple
(June 30, 2004)	(Current)

[CHART]	[CHART]

Source: Facset.

Shareholder Base Analysis

7-11 Minority Ownership Profile (1)

[CHART]

7-11 Top “Active” Institutional Holders (2)

Shareholder	Holdings (6/30/05)

Largest Hedge Funds
D. E. Shaw & Co., Inc.	485,500
Bogle Investment Management LP	443,600
First Quadrant LP	331,800
Citadel Investment Group LLC	301,252
Grantham, Mayo, Van Otterloo LLC	295,977
Jacobs Levy Equity Management, Inc.	227,000
Total Largest Hedge Funds	2,085,129

Largest Institutions
Aronson + Johnson + Ortiz LP	2,143,900
Fidelity Management & Research Co.	1,684,210
Putnam Investment Management, Inc.	954,020
Goldman Sachs Asset Management LP (US)	918,946
American Century Investment Management, Inc.	648,799
OppenheimerFunds, Inc.	338,700
Navellier & Associates, Inc.	311,865
Allianz Dresdner Asset Management AM	226,400
Freeman Associates Investment Management LLC	200,300
LSV Asset Management	186,300
Rainier Investment Management, Inc.	163,200
MFS Investment Management	122,270
Smith Barney Asset Management	121,827
Ameriprise Financial Services, Inc.	114,285
Total Largest Institutions	8,135,022

Source:  FactSet as of June 30, 2005.

(1) Based on public float (accounts for 31.5 million shares).

(2) Excludes Index Funds and retail investors.

Note:  Top Index funds include Barclay’s (3.09mm) and Vanguard (1.02mm).

Shareholder Ownership Trends(1)

	HOLDINGS	CHANGE						HOLDINGS
Top “Active” Institutional Shareholders	Dec-03	Mar-04	Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Jun-05

Hedge Funds
D. E. Shaw & Co., Inc.	0	0	0	469,500	(200)	(99,200)	115,400	485,500
Bogle Investment Management LP	205,100	(205,100)	0	529,400	6,900	(29,500)	(63,200)	443,600
First Quadrant LP	0	0	64,700	135,500	136,800	(21,800)	16,600	331,800
Citadel Investment Group LLC	63,700	50,700	458,300	(340,900)	(68,700)	350,418	(212,266)	301,252
Grantham, Mayo, Van Otterloo LLC	64,800	(14,700)	3,300	4,700	17,827	43,377	176,673	295,977
Jacobs Levy Equity Management, Inc.	89,400	300	2,500	0	0	68,300	66,500	227,000
Total	423,000	(168,800)	528,800	798,200	92,627	311,595	99,707	2,085,129

Average Closing Price Per Share for the Period	$16.05	$16.14	$16.94	$18.45	$22.32	$23.98	$27.58	$19.20

Institutions
Aronson + Johnson + Ortiz LP	0	0	0	971,600	(15,400)	61,300	1,126,400	2,143,900
Fidelity Management & Research Co.	0	0	0	0	100	27,600	1,656,510	1,684,210
Putnam Investment Management, Inc.	427,152	(8,232)	(45,100)	704,600	244,900	(40,700)	(328,600)	954,020
Goldman Sachs Asset Management LP (US)	21,600	30,000	131,193	(134,143)	(4,400)	130,470	744,226	918,946
American Century Investment Management, Inc.	189,672	57,767	(72,942)	16,870	90,795	9,643	356,994	648,799
OppenheimerFunds, Inc.	0	25,000	196,700	(3,900)	11,900	19,700	89,300	338,700
Navellier & Associates, Inc.	0	0	0	0	0	0	311,865	311,865
Allianz Dresdner Asset Management AM	177,170	169,200	(82,100)	(7,100)	(24,300)	100,100	(106,570)	226,400
Freeman Associates Investment Management LLC	42,900	24,900	1,200	180,400	(249,400)	265,800	(65,500)	200,300
LSV Asset Management	630,800	(25,800)	0	(4,400)	(14,700)	(399,600)	0	186,300
Rainier Investment Management, Inc.	0	0	0	0	0	250,000	(86,800)	163,200
MFS Investment Management	0	19,200	265,970	(285,170)	180,040	(23,870)	(33,900)	122,270
Smith Barney Asset Management	0	0	267,509	(228,018)	(28,947)	18,660	92,623	121,827
Ameriprise Financial Services, Inc.	271,948	9,400	(76,495)	(20,038)	(3,448)	(7,223)	(59,859)	114,285
Total	1,761,242	301,435	585,935	1,190,701	187,140	411,880	3,696,689	8,135,022

Average Closing Price Per Share for the Period	$16.05	$16.14	$16.94	$18.45	$22.32	$23.98	$27.58	$22.25

Source: Shareworld.

Note: Excludes Index Funds.

(1) December 2003 based on 12/31/03 closing price. March, June, September & Decemeber 2004 and March & June 2005 based on average closing price for the quarter. Current Holdings based on weighted average.

Historical Market Premiums Paid

Cash transactions greater than $100 million for U.S. targets since January 1, 2001

4-Week Prior Median Transaction Premiums				1-Day Prior Median Transaction Premiums

	[CHART]			[CHART]

# Deals	13	55	358	13	55	358

Source:  SDC as of August 4, 2005.

Minority Buyouts

Cash transactions greater than $100 million for U.S. targets since January 1, 2001

			Percent	Deal	Initial Premium		Final Premium		% Price
Date	Target	Acquiror	Sought	Value (1)	1-Day	4-Week	1-Day	4-Week	Increase

01/27/05	Genecor International Inc	Danisco A/S	58.0%	$615	23.9%	15.8%	23.9%	15.8%	0.0%
08/02/04	Cox Communications Inc	Cox Enterprises Inc	38.6	8,390	16.0	15.3	26.0	25.2	8.6
11/07/03	barnesandnoble.com Inc	Barnes & Noble Inc	25.2	122	11.1	4.2	35.6	27.1	22.0
6/2/2003	Ribapharm Inc	ICN Pharmaceuticals Inc	19.9	187	10.2	40.4	23.0	50.2	7.0

7/26/2002	International Specialty Prods	Samuel J Heyman	22.1	138	1.2	29.9	4.3	33.8	3.0

2/19/2002	Travelocity.com Inc	Sabre Holdings	33.0	403	19.8	1.0	45.8	22.5	21.7

10/10/2001	TD Waterhouse Group	Toronto-Dominion Bank	11.2	403	45.2	25.9	53.2	32.9	5.5

10/1/2001	NCH Corp	Investor Group	45.7	122	21.2	7.5	34.0	18.8	10.5

6/6/2001	Liberty Financial Cos Inc	Liberty Mutual Insurance Co	34.4	536	24.8	40.4	24.8	40.4	0.0
5/30/2001	Bacou USA Inc	Bacou SA	32.6	160	21.8	11.3	21.8	11.3	0.0
5/23/2001	Unigraphics Solutions	Electronic Data Systems	14.0	170	26.7	50.8	52.9	80.8	20.4

3/26/2001	CSFBdirect	CSFB	18.0	110	60.0	21.2	140.0	73.9	43.5

2/15/2001	Westfield America	Westfield Amercia Trust	22.5	287	12.5	14.5	12.5	14.5	0.0

High					60.0%	50.8%	140.0%	80.8%	43.5%
Median					21.2	15.8	26.0	27.1	7.0
Low					1.2	1.0	4.3	11.3	0.0

Source:  SDC.

(1) Deal value based on total transaction value.

Diligence on 7-11 Budget dated January 2005

Financial Metric	7-11 Budget Projections	IY / SEJ Perspective
1. Growth in Merchandise Sales per Store Day (similar to same store sales)	• Budget projections assume that growth in merchandise sales per store day will increase from the current level of 5% annually to 8% annually	• The current levels of growth in merchandise sales per store day may not be sustainable without significant, additional investment in gross margin, store renovations, IT and logistics

2. Gross Merchandise Margin	• Budget projections assume that gross merchandise margin remains steady through 2008

•      7-11 may need to invest in gross margin in order to sustain growth in merchandise sales per average store day, and the merchandise gross margin may decline in the near to intermediate term without any developments in merchandise and procurement areas

3. Gross Gasoline Margin	• Budget projections assume the price of gas remains flat, and, as a result, the gas margin declines from 14.4 cents per gallon in 2005E to 13.8 cents in 2006 through 2008

•      The budget’s projection of a stable gas price environment may overstate profitability. IY / SEJ would forecast a gas gross margin of 13 cents per gallon, which more closely reflects average profitability over multiple cycles of rising and falling gas prices

4. Maintenance Capital	• Budget projections assume that 7-11 will shift its capital budget more toward new store growth and away from maintenance and IT capital expenditures

•      The existing stores and the infrastructure supporting the stores still requires significant investment and, instead of de-emphasizing maintenance and IT capital expenditures, spending should be accelerated now that 7-11 generates sufficient cash flow to make such investments

5. New Store Growth	• Budget projections assume 100 new units in 2005 growing to 200 in 2008 with a stated long-term goal of 300 units per year

•      300 new stores per year is possible in the long run, but, over the next few years, 50-60 new stores per year is a more realistic target. The Company’s capital must be directed at the deferred investment in IT and existing stores as described above. In addition, 100 new stores in 2005 may strain existing infrastructure and create a risk of opening too many underperforming stores.

6. International Royalties	• Budget projections assume that royalties from emerging markets will grow at approximately 20% per annum	• Growth in royalties from emerging markets may be lower because of the inherent difficult of profitably opening new stores in such markets, country risks, regulations, and so forth

7. Interest Costs

•      Budget assumes that 7-11 will continue to benefit from below market interest rates as a result of IY /SEJ’s direct guarantee of 7-11’s commercial paper program and direct loans to 7-11 at below market terms

• It is unrealistic and impossible to continue direct supports including guarantee, from the Japanese IRS’s standpoint

Source: Based on January 2005 7-11 budget as provided by IY / SEJ.

Valuation Assumptions

Valuation Methodology	7-11 Information	Valuation Benchmarks		Assumptions

	2005E budget	•	Other convenience store and	•	FV / 2005E EBITDA:
	EBITDA:		mid-cap retailers		7.0x – 9.0x
$631 million

Comparable
Public	50%-75% of	•	Other convenience store and	•	Price / 2006E EPS:
Companies	Budgeted EBITDA		mid-cap retailers		17.0x – 19.0x
Growth Rate:
2006E EPS $1.23 -
$1.30

Precedent	2005E budget	•	Recent major retail precedents	•	FV / 2005E EBITDA:
Transactions	EBITDA:				7.0x – 9.0x
$631 million

	50%-75% of	•	Terminal Value multiple and	•	Terminal EBITDA multiple of
Discounted	Budgeted		WACC assumptions based on		7.0x – 9.0x
Cash Flow	EBITDA Growth Rate		other convenience store and mid-cap retailers	•	WACC of 7.5% - 9.5%

Note:  IY / SEJ has not developed independent projections for 7-11 but have indicated the current budget is overstated.  After discussions with IY / SEJ, for illustrative purposes, the 7-11 budget has been adjusted for two cases:  (i) a scenario in which 7-11 achieves only 75% of the forecasted EBITDA growth rate from 2006E-2008E; and (ii) a scenario in which 7-11 achieves only 50% of the forecasted EBITDA growth rate from 2006E-2008E.

Implied Valuation Summary

[CHART]

Implied 2005E EBITDA Multiple (2)	2.6	x	3.6	x	4.7	x	5.8	x	6.8	x	7.9	x	9.0	x	10.1	x	11.2	x	12.3	x

(1) Market Price as of August 31, 2005.

(2) Based on January 2005 7-11 budget as provided by IY / SEJ.

Implied Premia Analysis

(Amounts in millions, except per share data)

		Hypothetical Purchase Price Per 7-11 Share
Hypothetical Price Per Share (8/31/05)		$28.34		$31.50		$32.50		$33.50		$34.50		$35.50		$36.50
Hypothetical Implied 1-Day Premium		—		11.2%		14.7%		18.2%		21.7%		25.3%		28.8%
Market Prices		Premium / (Discount):
One Month Average	$30.10	(5.8)%		4.7%		8.0%		11.3%		14.6%		17.9%		21.3%
Three Month Average	31.27	(9.4)		0.7		3.9		7.1		10.3		13.5		16.7
Sixth Month Average	28.39	(0.2)		11.0		14.5		18.0		21.5		25.0		28.6
One Year Average	25.41	11.5		24.0		27.9		31.8		35.8		39.7		43.6
52-Week High (7/15/05)	35.18	(19.4)		(10.5)		(7.6)		(4.8)		(1.9)		0.9		3.8
52-Week Low (9/28/04)	18.90	49.9		66.7		72.0		77.2		82.5		87.8		93.1
Equity Value (1)(2)		$3,786		$4,217		$4,354		$4,491		$4,627		$4,764		$4,900
Firm Value		4,778		5,209		5,346		5,482		5,619		5,756		5,892
Public Stake		$999		$1,120		$1,158		$1,196		$1,235		$1,273		$1,311
FY 2005E Multiples (3)		Firm Value /
EBITDA	$631	7.6	x	8.3	x	8.5	x	8.7	x	8.9	x	9.1	x	9.3	x
EBIT	296	16.2		17.6		18.1		18.5		19.0		19.5		19.9
2006E Earnings per Share (Diluted)		Price /
Consensus (4)	$1.26	22.5	x	25.0	x	25.8	x	26.6	x	27.4	x	28.2	x	29.0	x

(1) Assumes conversion of QUIDS.

(2) Equity Value based on fully diluted shares outstanding (in-the-money options converted), net of options proceeds.

(3) Based on January 2005 7-11 budget as provided by IY / SEJ.

(4) Thomson One consensus estimates.

Appendix

7-11 Budget Dated January 2006 – 75% Growth Case

	Fiscal Year Ending December 31,
	Budget				Citigroup Extrapolation
($ in millions, except store data)	2005E	2006E	2007E	2008E	2009E	2010E

Net Sales	$13,180	$13,909	$14,805	$15,672	$16,590	$17,562
% Growth	8.9%	5.5%	6.4%	5.9%	5.9%	5.9%
EBITDA	$631	$674	$728	$796	$843	$892
% Growth	9.6%	6.8%	8.1%	9.3%	5.9%	5.9%
% Margin	4.8	4.8	4.9	5.1	5.1	5.1
Depreciation	$335	$359	$390	$432	$457	$484
% Margin	2.5%	2.6%	2.6%	2.8%	2.8%	2.8%
EBIT	$296	$315	$339	$364	$386	$408
% Growth	19.7%	6.5%	7.5%	7.6%	5.9%	5.9%
% Margin	2.2	2.3	2.3	2.3	2.3	2.3
Pre-tax Income	$253	$265	$286	$307	$329	$351
Net Income	154	162	175	187	201	214
EPS	$1.23	$1.30	$1.37	$1.46	$1.56	$1.67
% Growth	—	5.4%	6.0%	6.3%	7.0%	6.9%
Capital Expenditures	$430	$496	$470	$532	$532	$532

Note:  IY / SEJ has not developed independent projections for 7-11 but have indicated the current budget is overstated.  After discussions with IY / SEJ, for illustrative purposes, the 7-11 budget has been adjusted for two cases:  (i) a scenario in which 7-11 achieves only 75% of the forecasted EBITDA growth rate from 2006E-2008E; and (ii) a scenario in which 7-11 achieves only 50% of the forecasted EBITDA growth rate from 2006E-2008E.

Citigroup extrapolation for 2009E and 2010E was arrived at by maintaining net sales growth, EBITDA margin, EBIT margin and capital Expenditures constant compared to 2008E.

7-11 Budget Dated January 2006 – 50% Growth Case

	Fiscal Year Ending December 31,
	Budget				Citigroup Extrapolation
($ in millions, except store data)	2005E	2006E	2007E	2008E	2009E	2010E

Net Sales	$13,180	$13,826	$14,608	$15,324	$16,073	$16,862
% Growth	8.9%	4.9%	5.7%	4.9%	4.9%	4.9%
EBITDA	$631	$660	$695	$738	$775	$813
% Growth	9.6%	4.5%	5.4%	6.2%	4.9%	4.9%
% Margin	4.8	4.8	4.8	4.8	4.8	4.8
Depreciation	$335	$359	$390	$432	$453	$475
% Margin	2.5%	2.6%	2.7%	2.8%	2.8%	2.8%
EBIT	$296	$301	$305	$306	$322	$337
% Growth	19.7%	1.7%	1.6%	0.3%	4.9%	4.9%
% Margin	2.2	2.2	2.1	2.0	2.0	2.0
Pre-tax Income	$253	$251	$252	$247	$262	$277
Net Income	154	153	154	150	160	169
EPS	$1.23	$1.23	$1.21	$1.17	$1.24	$1.32
% Growth	—	(0.4)%	(1.3)%	(3.1)%	6.1%	6.0%
Capital Expenditures	$430	$496	$470	$532	$532	$532

Note:  IY / SEJ has not developed independent projections for 7-11 but have indicated the current budget is overstated.  After discussions with IY / SEJ, for illustrative purposes, the 7-11 budget has been adjusted for two cases:  (i) a scenario in which 7-11 achieves only 75% of the forecasted EBITDA growth rate from 2006E-2008E; and (ii) a scenario in which 7-11 achieves only 50% of the forecasted EBITDA growth rate from 2006E-2008E.

Citigroup extrapolation for 2009E and 2010E was arrived at by maintaining net sales growth, EBITDA margin, EBIT margin and capital Expenditures constant compared to 2008E.

Comparable Public Companies

							IBES								Adj. Debt /
	Stock	% 52 Week		Market	2006E		Long-Term	2006E		Firm	FV / 2005E				2005E
(Dollars in Millions)	Price (a)	Low	High	Cap.	P/E		Growth	P/E/G		Value (b)	EBITDA		EBIT		EBITDAR (c)
7-11	$28.34	149.9%	80.6%	$3,680	22.5	x	15.0%	1.5	x	$4,778	7.4	x	15.2	x	3.4	x

CONVENIENCE STORES
Alimentation Couche-Tard	$17.92	116.6%	52.6%	$3,617	18.2	x	13.0%	1.4	x	$4,052	9.0	x	12.2	x	2.6	x
Casey’s	20.25	126.7	91.2	1,013	17.6		11.0	1.6		1,121	8.3		14.7		1.1
Pantry Inc.	35.89	187.2	80.2	781	14.5		13.5	1.1		1,277	7.3		10.8		4.7
Median	—	126.7%	80.2%	$1,013	17.6	x	13.0%	1.4	x	$1,277	8.3	x	12.2	x	2.6	x

MID-CAP RETAILERS
Wendy’s	$47.14	148.5%	87.9%	$5,446	19.1	x	12.0%	1.6	x	$6,132	9.6	x	13.9	x	2.7	x
Abercrombie & Fitch	55.61	200.8	75.0	4,802	14.3		17.0	0.8		4,772	8.1		10.2		1.6
Michaels Stores	36.30	139.5	83.2	4,922	12.6		18.0	0.7		4,770	9.7		15.9		0.0
Darden Restaurants	31.41	154.5	89.8	4,850	14.7		12.0	1.2		5,757	8.0		11.7		1.6
Tiffany & Co.	37.42	134.2	104.7	5,377	22.0		12.0	1.8		5,756	11.9		16.2		0.9
CDW Corporation	59.08	113.9	86.6	4,759	16.5		19.0	0.9		4,563	10.5		10.9		0.0
Williams-Sonoma	40.25	122.9	89.4	4,667	18.6		17.0	1.1		4,828	9.7		13.5		1.8
Advance Auto Parts	60.93	182.3	85.1	4,446	16.2		17.5	0.9		4,920	9.3		11.9		2.7
Urban Outfitters	55.66	184.5	88.4	4,562	27.2		25.0	1.1		4,647	18.2		21.8		1.5
American Eagle Outfitters	28.63	172.0	84.1	4,412	13.2		15.0	0.9		4,031	7.3		8.4		1.6
PetSmart	25.77	105.6	71.1	3,677	17.2		20.0	0.9		3,615	8.0		13.9		0.6
RadioShack	25.06	109.9	72.7	3,901	12.1		11.0	1.1		4,283	7.1		9.7		3.1
Ross Stores	24.83	118.5	79.2	3,614	13.7		15.0	0.9		3,604	7.5		10.6		0.1
Brinker International	37.15	124.9	87.6	3,296	14.3		13.0	1.1		3,993	7.5		12.0		2.2
Family Dollar	19.88	101.6	56.4	3,278	14.1		14.0	1.0		3,099	6.6		8.4		2.7
Foot Locker Inc	21.84	104.6	72.9	3,422	10.0		13.5	0.7		3,446	5.7		7.4		0.6
Outback Steakhouse	41.61	109.3	87.1	3,105	14.5		15.0	1.0		3,405	8.0		11.4		1.6
Circuit City Stores, Inc.	16.89	130.3	90.3	3,180	22.0		12.0	1.8		2,469	7.6		13.2		0.0
Median	—	127.6%	85.8%	$4,429	14.6	x	15.0%	1.0	x	$4,423	8.0	x	11.8	x	1.6	x

Source: Company filings and Thomson One consensus estimates.

Note: EBITDA, EBIT, Net Income to Common, and EPS adjusted for unusual and nonrecurring items. Years represent calendar years.

LTM: Latest Twelve Months.

NM: Not Meaningful.

(a)   Stock price as of 08/30/05.

(b)   Firm Value equals equity value (all fully diluted shares at the stock price less any option proceeds) plus straight debt, minority interest, straight preferred stock, all out-of-the-money convertibles, less investments in unconsolidated affiliates and cash.

(c)   Rent expense capitalized at 8x.

Precedent Transactions

($ in millions)

			Transaction	FV / LTM
Ann. Date	Target	Acquiror	Value	EBITDA
Financial Acquirors
5/3/05	24 Hour Fitness	Fortsman Little & Co.	$1,600	9.0	x
5/2/05	Neiman Marcus	TPG / Warburg	5,100	10.2
3/17/05	Toys ‘R’ Us	KKR, Bain, Vornado Realty Trust	6,600	9.2
11/23/04	Dollarama	Bain Capital	846	9.9
3/29/04	Hollywood Entertainment Corp	Leonard Green	917	4.9
2/13/04	Nebraska Book Company	Weston Presidio	531	9.1
12/23/03	Duane Reade	Oak Hill Capital Partners	688	7.8
Financial Aquirors Median			$917	9.2	x
Strategic Acquirors
4/1/05	Electronics Boutique	GameStop	$1,440	10.2	x
2/28/05	May Department Stores Co.	Federated Department Stores	16,938	8.2
11/17/04	Sears Roebuck & Co.	Kmart	13,355	6.8
11/11/04	Barneys New York Inc	Jones Apparel Group	400	8.0
6/9/04	Marshall Field’s	May Department Stores	3,200	10.3
4/1/04	Eckerd Corp.	CVS and Jean Coutu	4,525	7.6
3/26/04	Shaw’s	Albertson’s	2,475	6.9
7/14/03	OfficeMax Inc	Boise Cascade Corp	1,200	9.4
Strategic Acquirors Median			$2,838	8.1	x
Overall Median			1,600	8.7

Source: Company filings and Wall Street research.

Discounted Cash Flow Analysis

75% Growth Sensitivity Case

	Calendar Year Ending December 31,
($ millions except per share data)	2005	2006	2007	2008	2009	2010
EBIT	123	$315	$339	$364	$386	$408
Income Taxes	(48)	(123)	(132)	(142)	(150)	(159)
After-Tax EBIT	$75	$192	$207	$222	$235	$249
Plus: Depreciation & Amortization	140	359	390	432	457	484
Plus: (Increase)/ Decrease in Net Working Capital	8	(31)	(48)	(57)	(20)	(21)
Less: Capital Expenditures	(179)	(496)	(470)	(532)	(532)	(532)
Unlevered Free Cash Flow	$43	$24	$78	$66	$141	$180
Terminal EBITDA						892
Terminal Adjusted Free Cash Flow						228

Terminal EBITDA Multiple Range
7.0	x	7.5	x	8.0	x	8.5	x	9.0	x
Terminal Value
$6,246		$6,692		$7,138		$7,584		$8,030

WACC	Firm Value as of 8/1/05
7.5%	$4,641	$4,943	$5,244	$5,546	$5,847
8.0%	4,530	4,824	5,118	5,412	5,706
8.5%	4,422	4,709	4,996	5,283	5,569
9.0%	4,318	4,597	4,877	5,157	5,436
9.5%	4,216	4,489	4,762	5,035	5,307

WACC	Implied Perpetuity Growth Rate
7.5%	3.7%	4.0%	4.2%	4.4%	4.5%
8.0%	4.2	4.4	4.7	4.8	5.0
8.5%	4.7	4.9	5.1	5.3	5.5
9.0%	5.2	5.4	5.6	5.8	6.0
9.5%	5.6	5.9	6.1	6.3	6.5

WACC	Equity Value as of 8/1/05 (a)
7.5%	$3,735	$4,036	$4,338	$4,639	$4,941
8.0%	3,624	3,918	4,212	4,506	4,800
8.5%	3,516	3,803	4,089	4,376	4,663
9.0%	3,411	3,691	3,971	4,250	4,530
9.5%	3,309	3,582	3,855	4,128	4,401

WACC	Equity Value per Share as of 8/1/05 (b)
7.5%	$27.34	$29.55	$31.75	$33.96	$36.17
8.0%	26.53	28.68	30.83	32.99	35.14
8.5%	25.74	27.84	29.94	32.04	34.14
9.0%	24.97	27.02	29.07	31.12	33.16
9.5%	24.23	26.23	28.22	30.22	32.22

(a)   Equity Value equals Firm Value less total debt, preferred stock and minority interest, plus cash, options and warrants proceeds and investments in unconsolidated subsidiaries.

(b)   Equity Value per Share equals Equity Value divided by Diluted shares outstanding, before Treasury Stock Method share buy-back.

Note:  IY / SEJ has not developed independent projections for 7-11 but have indicated the current budget is overstated.  After discussions with IY / SEJ, for illustrative purposes, the 7-11 budget has been adjusted for two cases:  (i) a scenario in which 7-11 achieves only 75% of the forecasted EBITDA growth rate from 2006E-2008E; and (ii) a scenario in which 7-11 achieves only 50% of the forecasted EBITDA growth rate from 2006E-2008E.

Discounted Cash Flow Analysis

50% Growth Sensitivity Case

	Calendar Year Ending December 31,
($ millions except per share data)	2005	2006	2007	2008	2009	2010
EBIT	123	$301	$305	$306	$322	$337
Income Taxes	(48)	(117)	(119)	(120)	(125)	(132)
After-Tax EBIT	$75	$183	$186	$187	$196	$206
Plus: Depreciation & Amortization	140	359	390	432	453	475
Plus: (Increase)/ Decrease in Net Working Capital	8	(29)	(44)	(51)	(16)	(16)
Less: Capital Expenditures	(179)	(496)	(470)	(532)	(532)	(532)
Unlevered Free Cash Flow	$43	$18	$61	$36	$102	$133
Terminal EBITDA						813
Terminal Adjusted Free Cash Flow						189

Terminal EBITDA Multiple Range
7.0	x	7.5	x	8.0	x	8.5	x	9.0	x
Terminal Value
$5,688		$6,094		$6,500		$6,907		$7,313

WACC	Firm Value as of 8/1/05
7.5%	$4,156	$4,431	$4,705	$4,980	$5,255
8.0%	4,056	4,324	4,592	4,860	5,127
8.5%	3,959	4,221	4,482	4,743	5,004
9.0%	3,865	4,120	4,375	4,629	4,884
9.5%	3,774	4,022	4,271	4,519	4,768

WACC	Firm Value as of 8/1/05
7.5%	$4,156	$4,431	$4,705	$4,980	$5,255
8.0%	4,056	4,324	4,592	4,860	5,127
8.5%	3,959	4,221	4,482	4,743	5,004
9.0%	3,865	4,120	4,375	4,629	4,884
9.5%	3,774	4,022	4,271	4,519	4,768

WACC	Implied Perpetuity Growth Rate
7.5%	4.0%	4.3%	4.5%	4.6%	4.8
8.0%	4.5	4.7	4.9	5.1	5.3
8.5%	5.0	5.2	5.4	5.6	5.8
9.0%	5.5	5.7	5.9	6.1	6.2
9.5%	6.0	6.2	6.4	6.6	6.7

WACC	Equity Value as of 8/1/05 (a)
7.5%	$3,250	$3,524	$3,799	$4,074	$4,348
8.0%	3,150	3,418	3,686	3,953	4,221
8.5%	3,053	3,314	3,575	3,837	4,098
9.0%	2,959	3,214	3,468	3,723	3,978
9.5%	2,867	3,116	3,364	3,613	3,861

WACC	Equity Value per Share as of 8/1/05 (b)
7.5%	$23.79	$25.80	$27.81	$29.82	$31.83
8.0%	23.06	25.02	26.98	28.94	30.90
8.5%	22.35	24.26	26.17	28.09	30.00
9.0%	21.66	23.53	25.39	27.26	29.12
9.5%	20.99	22.81	24.63	26.45	28.27

(a)   Equity Value equals Firm Value less total debt, preferred stock and minority interest, plus cash, options and warrants proceeds and investments in unconsolidated subsidiaries.

(b)   Equity Value per Share equals Equity Value divided by Diluted shares outstanding, before Treasury Stock Method share buy-back.

Note:  IY / SEJ has not developed independent projections for 7-11 but have indicated the current budget is overstated.  After discussions with IY / SEJ, for illustrative purposes, the 7-11 budget has been adjusted for two cases:  (i) a scenario in which 7-11 achieves only 75% of the forecasted EBITDA growth rate from 2006E-2008E; and (ii) a scenario in which 7-11 achieves only 50% of the forecasted EBITDA growth rate from 2006E-2008E.